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            [LETTERHEAD OF BB&T FINANCIAL CORPORATION APPEARS HERE]

                                                                    EXHIBIT 99.1

                          BB&T FINANCIAL CORPORATION
                       AND SCOTLAND SAVINGS BANK, S.S.B.
              ANNOUNCE TERMINATION OF PROPOSED CONVERSION MERGER


William C. Fitzgerald III, President of Scotland Savings Bank, S.S.B. of Laurinburg, North Carolina, and John A. Allison, Chairman of the Board and Chief Executive Officer of BB&T Financial Corporation in Wilson, North Carolina, jointly announced today the termination of their agreement dated April 26, 1993 providing for the conversion of Scotland Savings from a mutual savings bank to a stock savings bank and its simultaneous acquisition by BB&T Financial Corporation.

The announcement follows a decision by the Scotland Savings Bank Board of Directors to end the process that would lead to the conversion and merger.

Mr. Allison said that while BB&T Financial Corporation would like Scotland Savings Bank to be a part of the BB&T family, he respected the decision by their board.

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 FOR IMMEDIATE
   RELEASE

JANUARY 18, 1994


CONTACT:
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B. Gloydan Stewart, Jr.
Senior Vice President
Investor Relations
919/399-4219

Scott E. Reed
Senior Executive Vice
President & Treasurer
919/399-4418

William C. Fitzgerald III
President & Chief Executive Officer
Scotland Savings Bank, S.S.B.
910/276-2703